                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 ---------------

                            Diametrics Medical, Inc.
             (Exact name of registrant as specified in its charter)

                 Minnesota                                  41-1663185
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                  Identification No.)

                                2658 Patton Road
                           Roseville, Minnesota 55113
          (Address, including Zip Code, of Principal Executive Offices)


                            Diametrics Medical, Inc.
                             1990 Stock Option Plan
                        1993 Directors' Stock Option Plan
                        1995 Employee Stock Purchase Plan
                            (full title of the plans)


                                David T. Giddings
                             Chief Executive Officer
                                2658 Patton Road
                           Roseville, Minnesota 55113
                     (Name and address of agent for service)


                                 (651) 639-8035
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                         Proposed
              Title of                                   Maximum            Proposed
          Securities to be             Amount to be    Offering Price   Maximum Aggregate           Amount of
             Registered                Registered (1)  per Share (2)    Offering Price (2)       Registration Fee
    -----------------------------      --------------  -------------    ------------------       ----------------
    Common Stock, $ .01 par value         900,000          $4.095            $3,685,500                $921
=================================================================================================================

(1) The number of shares being registered represents the number of shares of Common Stock indicated for each of the following plans in addition to shares previously registered under the plans: Diametrics Medical, Inc. 1990 Stock Option Plan (700,000 shares); Diametrics Medical, Inc. 1993 Directors' Stock Option Plan (100,000 shares); and Diametrics Medical, Inc. 1995 Employee Stock Purchase Plan (100,000 shares). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under such plans pursuant to their respective antidilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average high and low prices for shares of the Company's Common Stock on the Nasdaq National Market on September 5, 2001.

     Pursuant to Section E of the General Instructions to Form S-8, this Registration Statement relates to the registration of additional shares of common stock of the Registrant under the Registrant's 1990 Stock Option Plan, 1993 Directors' Stock Option Plan and 1995 Employee Stock Purchase Plan, and incorporates by reference the following: the Registration Statement on Form S-8 relating to the 1990 Stock Option Plan and 1993 Directors' Stock Option Plan filed with the Securities and Exchange Commission (the "Commission") on September 1, 1994 (File No. 33-83572), the Registration Statement on Form S-8 relating to the 1990 Stock Option Plan filed with the Commission on March 28, 1997 (File No. 333-24169), the Registration Statement on Form S-8 relating to the 1995 Employee Stock Purchase Plan filed with the Commission on March 28, 1997 (File No. 333-24167), and the Registration Statement on Form S-8 relating to the 1990 Stock Option Plan and the 1993 Directors' Stock Option Plan filed with the Commission on September 18, 1998 (File No. 333-63687).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

      Exhibit
       Number                           Description
       ------                           -----------
        4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 1997).

        4.2 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K, for the year ended December 31, 1999).

        4.3 Form of Certificate for Common Stock (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-78518)).

         5          Opinion of Dorsey & Whitney LLP.

       23.1         Consent of Dorsey & Whitney LLP (included in Exhibit 5).

       23.2         Consent of KPMG LLP.

        24          Power of Attorney (included on signature page).
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on September 7, 2001.

                                       DIAMETRICS MEDICAL, INC.


                                       By: /s/ David T. Giddings
                                           -------------------------------------
                                           David T. Giddings
                                           President, Chief Executive Officer
                                           and Chairman

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David T. Giddings and Laurence L. Betterley or either of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any additional Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, (or Registration Statements, if an additional Registration Statement is filed pursuant to Rule 462(b)) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any necessary state securities commissions or other agencies, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of September, 2001.

              Name                                    Title
              ----                                    -----

By   /s/ David T. Giddings             President, Chief Executive Officer and
  --------------------------------     Chairman (Principal Executive Officer)
         David T. Giddings

By   /s/ Laurence L. Betterley         Senior Vice President and Chief Financial
  --------------------------------     Officer (Principal Financial Officer)
         Laurence L. Betterley

By   /s/ Jill M. Nussbaum              Corporate Controller (Principal
  --------------------------------     Accounting Officer)
         Jill M. Nussbaum

By   /s/ Gerald L. Cohn
  --------------------------------     Director
         Gerald L. Cohn

By   /s/ Andre de Bruin
  --------------------------------     Director
         Andre de Bruin

By   /s/ Roy S. Johnson
  --------------------------------     Director
         Roy S. Johnson

By   /s/ Mark B. Knudson
  --------------------------------     Director
         Mark B. Knudson, Ph.D.

By   /s/ Carl S. Goldfischer
  --------------------------------     Director
         Carl S. Goldfischer, M.D.
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                                  EXHIBIT INDEX


    Exhibit
     Number                           Description
     ------                           -----------

       5         Opinion of Dorsey & Whitney LLP.

     23.1        Consent of Dorsey & Whitney LLP (included in Exhibit 5).

     23.2        Consent of KPMG LLP.